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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Pre-effective Amendment No. 2 to the registration statement of WellPoint Health Networks Inc. on Form S-3 (File No. 333-48941) of our report dated February 2, 1998, on our audits of the consolidated financial statements of WellPoint Health Networks Inc. We also consent to the reference to our firm under the captions "Consolidated Financial and Operating Data" and "Experts."


                                          Coopers & Lybrand L.L.P.


Los Angeles, California
April 15, 1998